UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around September 17, 2021.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, or our investment advisory, ESG and index businesses;
•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	the impact of the current COVID-19 pandemic and government actions in response thereto on our business, financial condition, and results of operations;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;
•	liability relating to the information and data we collect, store, use, create and distribute or the reports that we publish or are produced by our software products;
•	trends in the financial services industry, including fee compression within the asset and wealth management sectors and increased industry consolidation;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	our indebtedness could adversely affect our cash flows and financial flexibility; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: August 13, 2021

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through July 31, 2021. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Morningstar

1.) How much of overall revenue growth would you allocate to the effect of COVID-recovery?

It’s difficult to measure exactly how much of our year-over-year revenue growth was directly related to the economic recovery that followed the onset of the COVID pandemic. In general, the impact that economic expansion or contraction has on global market performance tends to affect revenue growth in our asset-based and transaction-based areas, but market performance isn’t the sole driver of revenue growth in either area.

Global equity markets declined precipitously in early 2020, which impacted our asset-based revenue through Q2 and Q3 2020 as the majority of this revenue is generated from basis points on assets under management or advisement. While global markets have largely recovered and have remained strong so far this year, market performance was not the sole contributor to strong asset-based revenue performance in Q2 2021. Since last year, AUM growth in Workplace Solutions has also been aided by growth in new plans and participants, and new funds being added to existing plans. We’ve also experienced strengthening flows in Managed Portfolios within Investment Management and momentum in Morningstar Indexes as clients continue to seek alternative index providers.

In addition, markets began to tighten starting in the first quarter of 2020, which had an impact on issuance levels in certain structured finance asset classes for DBRS Morningstar. However, we also experienced strength in the volume of Canadian corporate issuance during that same time period, as companies moved to issue or refinance their debt in the wake of lowered interest rates. In the second quarter of 2021, we saw structured finance issuance volumes recover in certain markets, but issuance volumes in Canadian corporate credit also pulled back from record levels.

So while in 2021 we did benefit from positive market conditions relative to the prior-year period (during the height of the pandemic), we also believe that broad-based demand for our products and services contributed to our strong revenue performance in the second quarter of 2021.

Sustainalytics

2.) What were the revenues generated by Sustainalytics? YoY growth?

As detailed in the reconciliation table that we provided in our Q2 2021 earnings release, foreign currency translations contributed $13.6 million and acquisitions contributed $19.0 million to the consolidated revenue of $415.4 million for the period. In Q2 2021, Sustainalytics was the only acquisition that contributed revenue. We did not provide a year-over-year growth rate for Sustainalytics. Since the acquisition closed in July 2020, it was not included in our presentation of organic revenue. In Q3 2021 and going forward, Sustainalytics revenue will be included in organic license-based revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 13, 2021	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer